Exhibit 3.11

CERTIFICATE OF FORMATION OF QEP FIELD SERVICES, LLC This Certificate of Formation, dated August 21, 2014, has been duly executed and is filed pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”) to form a limited liability company (the “Company”) under the Act. 1. Name. The name of the limited liability company is: QEP Field Services, LLC 2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 18-104 of the Act is: 1209 Orange Street Wilmington, Delaware 19801 The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are: The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 [Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above. By: /s/ Richard J. Doleshek Richard J. Doleshek Authorized Person

[Signature Page to Certificate of Formation of QEP Field Services, LLC]